As filed with the Securities and Exchange Commission on November 8, 2006
 Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
SOUTHERN UNION COMPANY
(Exact name of Registrant as specified in its Charter)

                                Delaware       75-0571592
                                  (State or other Jurisdiction      (I.R.S. Employer Identification No.)
                                of Incorporation or Organization)

Southern Union Company Second Amended and Restated 2003 Stock and Incentive Plan
(Full title of the Plan)

5444 Westheimer Road
Houston, Texas 77056
(713) 989-2000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Monica M. Gaudiosi, Esq.
Senior Vice President, Associate General Counsel
5444 Westheimer Road
Houston, Texas 77056
(713) 989-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
David J. Lavan, Esq.
Fleischman and Walsh, L.L.P.
1919 Pennsylvania Avenue, N.W., Suite 600
Washington, DC 20006
(202) 939-7900

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $1.00 par value	2,000,000 shares	$27.565	$55,130,000	$5,898.91
(1)
Pursuant to rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional common shares as may be issued by reason of stock splits, stock dividends or similar transactions.

(2)
This amount was calculated in accordance with Rule 457(c) of the Securities Act and based on the average of the high and low sale prices of the Registrant’s common stock as reported on the New York Stock Exchange on November 2, 2006.

The prospectus included in this Registration Statement is a combined prospectus that also relates to an aggregate of 7,000,000 shares of common stock previously registered under the Registrant’s registration statement on Form S-8 filed on February 5, 2004 (File No. 333-112527).

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering 2,000,000 shares of Southern Union Company common stock, par value $1.00 per share, authorized for issuance pursuant to the Southern Union Company Second Amended and Restated 2003 Stock and Incentive Plan (the “Plan”). These shares represent additional shares that have become authorized for issuance as a result of the adoption of amendments to the Plan approved by Southern Union’s board of directors and stockholders.

INCORPORATION BY REFERENCE

Pursuant to General Instruction E to Form S-8, the contents of a registration statement on Form S-8 (File No. 333-112527) previously filed by Southern Union Company with respect to shares of its common stock offered pursuant to the Plan are hereby incorporated by reference herein, and the opinions and consents listed below are filed herewith.

EXHIBITS

Exhibit No.      Description

4                    Second Amended and Restated 2003 Stock and Incentive Plan
5            Opinion of Fleischman and Walsh, L.L.P.
23.1  Consent of PricewaterhouseCoopers LLP
23.2  Consent of PricewaterhouseCoopers LLP
23.3  Consent of PricewaterhouseCoopers LLP
23.4  Consent of KPMG LLP
23.5  Consent of KPMG LLP
23.6  Consent of Fleischman and Walsh, L.L.P. (included in Exhibit 5 hereto)
24          Power of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on November 8, 2006.

SOUTHERN UNION COMPANY

/s/ George L. Lindemann*    Chairman of the Board, President and
George L. Lindemann    Chief Executive Officer
                                   (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 8, 2006.

Signature/Name  Title

/s/ George L. Lindemann*    Chairman of the Board, President and
George L. Lindemann                     Chief Executive Officer
               (Principal Executive Officer)

/s/ Richard N. Marshall*               Senior Vice President and Chief Financial Officer
Richard N. Marshall                      (Principal Financial Officer)

/s/ George E. Aldrich*                 Vice President and Controller
George E. Aldrich     (Chief Accounting Officer)

/s/ David Brodsky*                      Director
David Brodsky

/s/ Frank W. Denius*                   Director
Frank W. Denius

/s/ Kurt A. Gitter, M.D.*     Director
Kurt A. Gitter, M.D.

/s/ Herbert H. Jacobi*                  Director
Herbert H. Jacobi

/s/ Adam M. Lindemann*    Director
Adam M. Lindemann

/s/ Thomas N. McCarter, III*      Director
Thomas N. McCarter, III

/s/ George Rountree, III*           Director
George Rountree, III

/s/ Allan Scherer*                      Director
Allan Scherer

*By: /s/ Robert M. Kerrigan, III
Robert M. Kerrigan, III
                Vice President, Assistant General Counsel & Secretary
                Attorney-in-fact

EXHIBIT INDEX

Exhibit
Number  Description

4         Second Amended and Restated 2003 Stock and Incentive Plan

5        Opinion of Fleischman and Walsh, L.L.P.

23.1    Consent of PricewaterhouseCoopers LLP

23.2    Consent of PricewaterhouseCoopers LLP

23.3    Consent of PricewaterhouseCoopers LLP

23.4       Consent of KPMG LLP

23.5    Consent of KPMG LLP

23.6    Consent of Fleischman and Walsh, L.L.P. (included in Exhibit 5 hereto)

24                        Power of Attorney